                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178

June 16, 2006

Primus Guaranty, Ltd.
Clarendon House, 2 Church Street
Hamilton HM 11
Bermuda

Re:  Registration Statement on Form S-3 for Debt Securities, Warrants, Preferred
     Shares, Depositary Shares, Purchase Contracts, Units and Common Shares

Ladies and Gentlemen:

     We have acted as United States counsel to Primus Guaranty, Ltd., a Bermuda company (the "Company"), in connection with the filing of a Registration
Statement on Form S-3, including the exhibits thereto (the "Registration
Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, for the registration by the
Company of its (i) senior debt securities (the "Senior Securities") and subordinated debt securities (the "Subordinated Securities") (collectively, the
"Debt Securities"), (ii) warrants (the "Warrants") to be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, (iii) preferred shares, par value
$0.01 per share (the "Preferred Shares"), (iv) depositary shares (the
"Depositary Shares"), (v) purchase contracts (the "Purchase Contracts"), (vi)
units (the "Units"), and (vii) common shares, par value $0.08 per share (the
"Common Shares") (collectively, the "Securities"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration
Statement and the Prospectus included therein, the form of Indenture for Senior
Securities to be entered into by the Company and Deutsche Bank Trust Company
Americas, as trustee (the "Trustee"), (filed as exhibit 4.1 to the Registration
Statement) (the "Senior Indenture"), the form of Indenture for Subordinated
Securities to be entered into by the Company and the Trustee (filed as exhibit
4.2 to the Registration Statement) (the "Subordinated Indenture"), the form of
Deposit Agreement (filed as exhibit 4.4 to the Registration Statement), the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

Primus Guaranty, Ltd.
June 16, 2006

     We have also assumed that (i) the definitive terms of any Security, other than Common Shares, offered pursuant to the Registration Statement will have been established in accordance with the previously mentioned resolutions of the
Board of Directors of the Company and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common
Shares or Preferred Shares of the Company, including Common Shares or Preferred
Shares issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, and (v) all Securities will be issued in compliance with applicable federal, state and Bermuda securities laws.

     With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the Senior Indenture or the Subordinated Indenture, as
appropriate, will have been duly authorized, executed and delivered by the
Company and the trustee named therein, and (ii) such Debt Securities, when issued, will be duly authorized by the Company and will be duly executed, authenticated and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto. The Debt Securities include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Purchase Contracts or Units that may be issued under the indentures relating to the Debt Securities.

     With respect to the issuance and sale of any Warrants, we have assumed that
(i) a Warrant Agreement with respect to such Warrants will have been executed and delivered by the Company and the warrant agent, (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any warrant agent appointed by the Company, and (iii) the
Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Warrants include any
Warrants issued under an indenture that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

     With respect to the issuance and sale of Depositary Shares for Preferred
Shares and depositary receipts evidencing Depositary Shares, we have assumed that the Board of Directors of the Company will have duly adopted resolutions in accordance with Bermuda law, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to the relevant series of
Preferred Shares and we have further assumed that (i) the Deposit Agreement with respect to such Depositary Shares and depositary receipts evidencing Depositary
Shares (the "Depositary Receipts") will have been executed and delivered by the
Company and a depositary appointed by the Company in the form filed as an exhibit to the Registration Statement and (ii) the Depositary Receipts will have been executed and delivered by the depositary and issued (a) against payment of the consideration therefor approved by the Company and (b) as provided in such
Depositary

Primus Guaranty, Ltd.
June 16, 2006

Agreement with respect thereto. The Depositary Shares include any Depositary
Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

     With respect to the issuance and sale of any Purchase Contracts, in addition to the assumptions made herein with respect to any Securities of the
Company comprising such Purchase Contracts, we have assumed that (i) the
Purchase Contracts will have been duly and validly authorized, created, executed and delivered by the Company, and (ii) the Purchase Contracts will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Purchase Contracts include any Purchase
Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

     With respect to the issuance and sale of any Units, in addition to the assumptions made herein with respect to any Securities comprising such Units, we have assumed that (i) a Unit Agreement with respect to such Units will have been executed and delivered by the Company and any unit agent appointed by the
Company, (ii) the Units will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any unit agent appointed by the Company, and (iii) the Units will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Units include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

     Based upon the foregoing, we are of the opinion that:

         1. Any Securities consisting of Debt Securities or Warrants will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable
Indenture.

         2. Any Securities consisting of Depositary Shares will be entitled to the benefits provided by the Deposit Agreement.

         3. Any Securities consisting of Purchase Contracts will be entitled to the benefits provided by the applicable Purchase Contract.

         4. Any Securities consisting of Units will be entitled to the benefits provided by the applicable Unit Agreement.

     Our opinions set forth in paragraphs 1 through 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Primus Guaranty, Ltd.
June 16, 2006

     We render the foregoing opinion as members of the Bar of the State of New
York and express no opinion as to laws other than the laws of the State of New
York and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by Bermuda law, we have relied upon without independent investigation the opinion of
Conyers Dill & Pearman, special Bermuda counsel for the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal
Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

         Very truly yours,

/s/ Morgan, Lewis & Bockius LLP